UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2015
Date of Report (Date of earliest event reported)
_____________________________

PICO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
_____________________________

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code: (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 17, 2015, Julie H. Sullivan, Ph.D. notified PICO Holdings, Inc. (the “Company”) that she has resigned as a member of the Company’s Board of Directors (the “Board”) and as a member of all committees of the Board, effective as of December 31, 2015. Dr. Sullivan’s resignation was not in connection with a disagreement relating to the Company’s operations, policies or practices.

(d) On December 17, 2015, the Board appointed Eric Speron to serve as a class I director of the Company, effective as of January 16, 2016.

In connection with his appointment as a director, Mr. Speron entered into a letter agreement with the Company, a copy of which is attached hereto as Exhibit 99.1. Mr. Speron will also enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. Speron requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Speron can be found in the press release issued by the Company on December 22, 2015, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Directorship Letter Agreement with Eric Speron dated December 18, 2015.
99.2	Press Release of PICO Holdings, Inc. dated December 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2015

PICO HOLDINGS, INC.

By:	/s/ Maxim C.W. Webb
Name:	Maxim C. W. Webb
Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Secretary